UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2015

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)  On March 30, 2015, Enterprise Products Partners L.P. (the "Partnership") issued a press release announcing (i) that Michael A. Creel, Chief Executive Officer of the Partnership's general partner (the "General Partner") has indicated his intent to retire at the end of the 2015 calendar year, (ii) that the board of directors (the "Board") of the General Partner has elected A. James Teague (who currently serves as the General Partner's Chief Operating Officer) to succeed Mr. Creel as Chief Executive Officer of the General Partner upon Mr. Creel's retirement and (iii) that the Board has made the following additional executive management changes, effective as of April 1, 2015:

•
W. Randall Fowler's role with the General Partner was changed to remove his previous title (Executive Vice President and Chief Financial Officer) and to elect him to the new position of Chief Administrative Officer.  In his new role as Chief Administrative Officer, Mr. Fowler is responsible for, among other things, (i) managing the overall financial strategy of the Partnership; (ii) overseeing and providing strategic direction for the Partnership, subject to Board approval, in the areas of finance, treasury and cash management, investor relations, governmental affairs, and public relations; and (iii) providing required certifications as a co-principal financial officer of the General Partner (together with the Chief Financial Officer) regarding disclosure controls and procedures and internal control over financial reporting.  In his new role as Chief Administrative Officer, Mr. Fowler also joins the General Partner's management oversight group known as the Office of the Chairman.

•	Bryan F. Bulawa was elected as Senior Vice President and Chief Financial Officer of the General Partner.

Mr. Teague (age 70) has served as Chief Operating Officer of the General Partner since September 2010 and as a director of the General Partner since July 2008.  Mr. Teague served as an Executive Vice President of the General Partner from November 1999 until February 2013.  In addition, he served as the General Partner's Chief Commercial Officer from July 2008 until September 2010.  He served as Executive Vice President and Chief Commercial Officer of the general partner of Duncan Energy Partners L.P. ("DEP GP") from July 2008 until September 2011. He previously served as a director of DEP GP from July 2008 to May 2010. Mr. Teague joined the Partnership in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for Mapco Inc.

Prior to the management changes described above, Mr. Fowler (age 58) most recently served as Executive Vice President and Chief Financial Officer of the General Partner from August 2007 through March 2015.  Mr. Fowler has served as a director of the General Partner since September 2011.  He also served as President and Chief Executive Officer of DEP GP from April 2010 until September 2011 and as Executive Vice President and Chief Financial Officer of DEP GP from August 2007 to April 2010. He served as a director of DEP GP from September 2006 until September 2011.  Mr. Fowler served as Senior Vice President and Treasurer of the General Partner from February 2005 to August 2007 and of DEP GP from October 2006 to August 2007. Mr. Fowler also previously served as a director of the General Partner from February 2006 to May 2010.  Mr. Fowler, a Certified Public Accountant (inactive), joined the Partnership as Director of Investor Relations in January 1999.

Prior to the management changes described above, Mr. Bulawa (age 45) most recently served as Senior Vice President and Treasurer of the General Partner from October 2009 through March 2015.  He previously served (i) as a director and Chairman of the Board of the general partner of Oiltanking Partners, L.P. from October 2014 to February 2015, (ii) as Senior Vice President, Chief Financial Officer and Treasurer of DEP GP from April 2010 to September 2011, (iii) as a director of DEP GP from February 2011 to September 2011, (iv) as Senior Vice President and Treasurer of DEP GP from October 2009 to April 2010, and (v) as Vice President and Treasurer of the General Partner from July 2007 to October 2009.  Before joining the General Partner, Mr. Bulawa spent 13 years at Scotia Capital, where he last served as director of the firm's U.S. Energy Corporate Finance and Distribution group.

A copy of the press release referenced above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products Holdings LLC, its General Partner

Date: March 30, 2015	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 30, 2015.